UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported):
July 15, 2021

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)
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Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 Henneman Way
McKinney, TX 75070-1711
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value, $0.01 per share	IBTX	NASDAQ Global Select Market
Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company    ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On July 15, 2021, Independent Bank Group, Inc. (the “Company”) expanded its Executive Leadership Team through the appointment of John G. Turpen as Executive Vice President and Chief Risk Officer of the Company, effective as of July 26, 2021. Mr. Turpen will oversee the Company’s Enterprise Risk Management and Compliance functions and support credit risk and administration. The addition of Mr. Turpen will support the continued development and optimization of the Company’s Enterprise Risk Management and Compliance Management System in anticipation of the Company’s continued growth.
Mr. Turpen has over twenty years of experience in the banking industry. Prior to joining the Company, Mr. Turpen was Chief Risk Officer of Texas Capital Bank from September 2018 to February 2021 and of Texas Capital Bancshares, Inc. from January 2019 to February 2021. From April 2016 to September 2018, Mr. Turpen served as Chief Risk Officer for corporate and commercial banking at U.S. Bancorp. Mr. Turpen joined U.S. Bancorp in 2009 after holding increasingly senior positions in credit, risk and strategic planning at HSBC and Wells Fargo. Mr. Turpen received a B.A. in Finance and an M.B.A. in Accounting from Drake University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated July 19, 2021
INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board, Chief Executive Officer and President